UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 31, 2014

Remy International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13683	35-1909253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Corporation Drive
Pendleton, IN 46064
(Address of principal executive offices, including zip code)

(765) 778-6499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As contemplated by the Merger Agreement, Remy International, Inc. (the "Company") received notice of resignation from the following members of the Board of Directors effective December 31, 2014:

•	William P. Foley, II,

•	Brent B. Bickett, and

•	Alan L. Stinson.

Item 5.07. Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of the Company was held on December 31, 2014. The results of matters submitted to a vote were as follows:

Proposal No. 1
The Stockholders voted upon and approved the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2014, by and among New Remy Corp., a Delaware corporation, the Company, New Remy Holdco Corp., a Delaware corporation, New Remy Merger Sub, Inc., a Delaware corporation, Old Remy Merger Sub, Inc., a Delaware corporation and Fidelity National Financial, Inc., a Delaware corporation, with the following vote results:

	FOR	AGAINST	ABSTAIN
To consider and vote upon the adoption of the Merger Agreement.	26,721,408	394,441	14,165

As there were sufficient votes to approve the Merger Agreement, a vote on a second proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the Merger Agreement was not needed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remy International, Inc.

Date: December 31, 2014	By:	/s/ John J. Pittas
	Name:	John J. Pittas
	Title:	President and Chief Executive Officer

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